UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 21, 2020

PARKE BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

New Jersey	0-51338	65-1241859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Delsea Drive, Washington Township, New Jersey	08080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 256-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities	registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.10 per share	PKBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

PARKE BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 21, 2020, the Company held its annual meeting of shareholders at which the following items were voted on.

(1)	Election of Directors for three-year terms

Nominee	For	Withheld	Broker Non-Votes
Celestino R. Pennoni	7,636,551	281,446	1,906,523
Vito S. Pantilione	7,673,815	244,182	1,906,523
Dr. Edward Infantolino	6,712,836	1,205,161	1,906,523
Elizabeth A. Milavsky	7,516,485	401,512	1,906,523

There were no abstentions in the election of directors.

(2)	Approval of the Parke Bancorp, Inc. 2020 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
7,633,534	140,712	143,751	1,906,523

(3)	Ratification of appointment of RSM US LLP as independent auditors for the fiscal year ending December 31, 2020.

For	Against	Abstain	Broker Non-Votes
9,729,980	86,726	7,814

(4)	The approval of the advisory (non-binding) proposal regarding our executive compensation.

For	Against	Abstain	Broker Non-Votes
7,218,942	297,351	401,704	1,906,523

(5)	That an advisory vote on executive compensation shall occur every one, two or three years.

	Number of Votes	Percentage of Votes Cast
ONE YEAR	3,393,753	44.95%
TWO YEARS	519,264	6.88%
THREE YEARS	3,637,146	48.17%
ABSTAIN	367,834	4.65%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKE BANCORP, INC.

Date: April 22, 2020	By:	/s/ John F. Hawkins
John F. Hawkins Senior Vice President and Chief Financial Officer (Duly Authorized Representative)